EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

Bemis Company, Inc. has no parent.  The following were subsidiaries of the Company as of  December 31, 2011.

		Percentage of
	Jurisdiction	Voting Securities
	of	Owned By
Name	Organization	Immediate Parent
Bemis Company, Inc.	Missouri
Bemis Cayman Islands	Cayman Islands	100%
Dixie Toga Ltda.	Brazil	100%
American Plast S.A.	Argentina	99%
Dixie Toga Argentina, S.A.	Argentina	95%
Dixie Toga Argentina, S.A.	Argentina	5%
Dixie Toga International Ltd.	Cayman Islands	100%
Impressora Paranaense Ltda.	Brazil	100%
Envaril Plastic Packaging S.R.L.	Argentina	10%
Envatrip S.A.	Argentina	10%
Insit Embalagens Ltda.	Brazil	100%
Itap Bemis Ltda.	Brazil	33%
Envaril Plastic Packaging S.R.L.	Argentina	90%
Envaril Plastics Packaging Uruguay S.A.	Uruguay	100%
Envatrip S.A.	Argentina	90%
Itap Bemis Centro Oeste-Industria e Comércio de Embalagens Ltda.	Brazil	100%
Curwood Chile Ltda.	Chile	100%
Laminor S.A.	Brazil	50%
Bemis Clysar, Inc.	Minnesota	100%
Bemis Czech Republic, s.r.o.	Czech Republic	100%
Bemis Deutschland Holdings GmbH	Germany	100%
Bemis Packaging Deutschland GmbH	Germany	100%
Bemis Empaques Mexico, S.A. de C.V.	Mexico	100%
Bemis Europe Holdings, S.A.	Belgium	100%
Bemis Monceau S.A.	Belgium	100%
Bemis Flexible Packaging de Mexico, S.A. de C.V.	Mexico	100%
Bemis Packaging Mexico, S.A. de C.V.	Mexico	100%
Bemis Flexible Packaging Mexico Servicios, S.A. de C.V.	Mexico	100%
Bemis Flexible Packaging (Suzhou) Co., Ltd.	China	100%
Bemis France Holdings S.A.S.	France	57%
Bemis Le Trait S.A.S.	France	100%
Bemis Packaging France S.A.S.	France	100%
Bemis Hungary Trading Limited Liability Company	Hungary	100%
Bemis Mayor Packaging Ltd.	Hong Kong	100%
Bemis Packaging Danmark ApS	Denmark	100%
Bemis Packaging U.K. Ltd.	United Kingdom	100%
Bemis (Shanghai) Trading Co., Ltd.	China	100%
Bemis Valkeakoski Oy	Finland	100%
Bemis France Holdings S.A.S.	France	43%
Bolsas Bemis S.A. de C.V.	Mexico	100%
Bolsas Bemis Servicios Mexico S.A. de C.V.	Mexico	100%
Curwood, Inc.	Delaware	100%
Curwood Arkansas, Inc.	New Jersey	100%
Bemis Flexible Packaging Australasia Limited	New Zealand	100%
Curwood Minnesota, LLC	Delaware	100%
Bemis Flexible Packaging Canada Limited	Canada	100%
Curwood Wisconsin, LLC	Delaware	100%
Bemis Packaging Ireland Limited	Ireland	100%
Bemis Swansea Limited	United Kingdom	100%
Bemis Packaging Espana sl	Spain	100%

55

		Percentage of
	Jurisdiction	Voting Securities
	of	Owned By
Name	Organization	Immediate Parent
Itap Bemis Ltda.	Brazil	27%
Perfecseal, Inc.	Delaware	100%
Perfecseal Internacional de Puerto Rico, Inc.	Delaware	100%
Perfecseal International Ltd.	Delaware	100%
Perfecseal Limited	United Kingdom	100%
Bemis Asia Pacific Sdn Bhd	Malaysia	100%
Itap Bemis Ltda.	Brazil	40%
Hayco Liquidation Company	Delaware	100%
Bemis U.K. Limited	United Kingdom	50%
MacKay, Inc.	Kentucky	100%
MACtac Mexico Servicios, S.A. de C.V.	Mexico	51%
Milprint, Inc.	Wisconsin	100%
Bemis Elsham Limited	United Kingdom	100%
Milprint Illinois, LLC	Delaware	100%
Milprint Packaging, LLC	Delaware	100%
Morgan Adhesives Company	Ohio	100%
Bemis Coordination Center S.A.	Belgium	33%
Bemis U.K. Limited	United Kingdom	50%
MACtac U.K. Limited	United Kingdom	100%
Electronic Printing Products, Inc.	Ohio	100%
MACtac Canada Limited/Limitee	Canada	100%
MACtac Europe S.A.	Belgium	11%
MACtac Europe S.A.	Belgium	89%
Bemis Coordination Center S.A.	Belgium	67%
Bemis Polska Sp. z o.o.	Poland	100%
MACtac Asia-Pacific Self-Adhesive Products Pte Ltd.	Singapore	100%
MACtac Deutschland GmbH	Germany	100%
MACtac France E.U.R.L.	France	100%
Multi-Fix N.V.	Belgium	100%
MACtac Mexico, S.A. de C.V.	Mexico	100%
MACtac Mexico Servicios, S.A. de C.V.	Mexico	49%
MACtac Scandinavia A.B.	Sweden	100%
Pegasus Investments Limited	British Virgin Islands	100%
Dongguan Wonderful Packaging Company Limited	China	100%
Pervel Industries, Inc.	Delaware	100%
Shield Pack, LLC	Delaware	100%

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